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                                                               Exhibit (a)(5)(M)


                               WESTFIELD AMERICA
                            JOINS SIMON TENDER OFFER
                                  FOR TAUBMAN


                                16 JANUARY 2003


                                                                [WESTFIELD LOGO]


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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST
OVERVIEW
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o    Westfield America Trust (ASX: WFA), through Westfield America, Inc. has joined Simon Property Group (NYSE: SPG) in Simon's revised tender offer for Taubman Centers, Inc. (NYSE: TCO) common shares.

o    Offer price has been increased from US$ 18 to US$ 20 per share.

o    The offer values Taubman at US$ 4 billion.

o Westfield America's 50% share of the tender offer for currently outstanding Taubman common shares equates to US$ 522* million.

o Tender offer will be extended to 14 February 2003 and will be withdrawn unless two-thirds of Taubman Common Shares have been tendered by that date.

* Assumes no conversion of Operating Partnership units.



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                                                                   AMERICA TRUST
BACKGROUND
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o    Simon announced formal tender offer for Taubman at an offer price of $18 per share on 5 December 2002 after several approaches to Taubman.

o    Taubman board has rejected Simon's offer.

o Westfield America and Simon have joined together in an increased offer for all of Taubman's common shares. By joining together and increasing the offer the likelihood of success is increased.

o The increased offer represents a 50% premium to the Taubman closing share price on the date preceding Simon's written acquisition proposal and a premium of 25% to the closing share price on 14 January 2003.



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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST

TCO PRICE FROM IPO TO PRESENT
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                               [GRAPHIC OMITTED]

[THE GRAPH DEPICTS THE SHARE PRICE OF THE COMMON STOCK OF TAUBMAN CENTERS, INC. BEGINNING ON NOVEMBER 20, 1992 AND ENDING ON JANUARY 14, 2003 AND SHOWS THAT THE OFFER PRICE OF $20.00 PER SHARE REPRESENTS (I) A 50% PREMIUM TO THE CLOSING PRICE ON OCTOBER 15, 2002, THE DATE PRECEDING SIMON'S INITIAL OFFER TO TAUBMAN CENTERS, INC. REGARDING A POTENTIAL TRANSACTION, (II) A 25% PREMIUM TO THE CLOSING PRICE ON APRIL 15, 2002, THE ALL-TIME HIGHEST CLOSING PRICE OF THE COMMON STOCK OF TAUBMAN CENTERS, INC. AND (III) A 25% PREMIUM TO THE CLOSING PRICE ON JANUARY 14, 2002]

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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST

OPPORTUNITY FOR WFA
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o    Taubman portfolio comprises 21 super regional and regional malls

     -    above industry average catchments

     -    high household incomes

     -    high turnover per square foot

     -    Occupancy of 89%

o    Potential for upside from

     - intensive property management, aggressive leasing and branding in near term; and

     -    redevelopment in longer term

o    Acquisition would be accretive to earnings per unit




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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST

PORTFOLIO SUMMARY
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                                                          Taubman*        WFA
                                                         ---------     ---------
o    As of December 2002:
     -- No. of centres owned                                    21            63
     -- Total GLA (sq ft millions)                            23.9          64.0
     -- Mall GLA (sq ft millions)                             10.2          24.7
     -- No. mall stores                                      3,200         8,400

o    Operating statistics as at December 2001
     -- Speciality sales per sq ft                         US $456       US $379
     -- Occupancy                                            88.6%           95%
     -- Occupancy costs                                      14.7%         13.2%
     -- Average Rent                                     US $40.97     US $35.09
     -- Average Rent/ Sales                                   8.9%          9.3%


o Note: Westfield America operating statistics are pre. Jacobs and RNA
* Statistics exclude 3rd party properties managed by Taubman


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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST

TAUBMAN PROPERTY PORTFOLIO
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                               [GRAPHIC OMITTED]


[GRAPHIC DEPICTS A MAP OF THE CONTINENTAL UNITED STATES SHOWING LOCATIONS OF TAUBMAN CENTERS, INC. MALL PROPERTIES]




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                                                                   AMERICA TRUST

PROPERTY PORTFOLIO
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
                                                                                              TOTAL           SPEC.
                                                                  %        YR OPENED/         SQ. FT.        STORE
#    CENTER NAME                  CITY                 STATE    OWNED      LAST RENOV.         GLA            GLA
-    -----------                  ----                 -----    -----      -----------         ---            ---
1    Arizona Mills                Phoenix               AZ        50%         1997           1,227,000      521,000
2    Biltmore Fashion Park        Phoenix               AZ       100%       1963/1999          600,000      293,000
3    Beverly Center               Los Angeles           CA        70%       1982/2001          876,000      568,000
4    SunValley                    Concord               CA        50%       1967/1981        1,315,000      475,000
5    Cherry Creek                 Denver                CO        50%       1990/1998        1,023,000      550,000
6    Stamford Town Center         Stamford              CT        50%       1982/2002          861,000      368,000
7    Westfarms West               Hartford              CT        79%       1974/2001        1,295,000      525,000
8    Dolphin Mall                 Miami                 FL       100%         2001           1,300,000      636,000
9    International Plaza          Tampa                 FL        26%         2001           1,253,000      611,000
10   Mall at Millenia             Orlando               FL        50%         2002           1,200,000      520,000
11   Mall at Wellington           Green Wellington      FL        90%         2001           1,111,000      419,000
12   Fairlane Town Center         Dearborn              MI       100%       1976/2000        1,494,000      604,000
13   Great Lakes Crossing         Auburn Hills          MI        85%         1998           1,376,000      567,000
14   Twelve Oaks Mall             Novi                  MI       100%       1977/2001        1,193,000      455,000
15   Woodland                     Grand Rapids          MI        50%       1968/2001        1,080,000      355,000
16   Mall at Short Hills          Short Hills           NJ       100%       1980/2002        1,341,000      519,000
17   Shops at Willow Bend         Plano                 TX       100%         2001           1,341,000      558,000
18   Fair Oaks                    Fairfax               VA        50%       1980/2000        1,584,000      568,000
19   MacArthur Center             Norfolk               VA        70%         1999             937,000      523,000
20   Regency Square               Richmond              VA       100%       1975/1987          826,000      239,000
21   Stoney Point                 Richmond              VA       100%         2003             690,000      322,000


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                                                                   AMERICA TRUST

DEMOGRAPHICS
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AVERAGE POPULATION*                      AVERAGE HOUSEHOLD INCOME*

[EDGAR REPRESENTATION OF CHART]          [EDGAR REPRESENTATION OF CHART]

Taubman     853                          WFA         70.4
Rouse       814                          Taubman     67.8
WFA         797                          GGP         66.5
Simon       491                          Rouse       66.4
GGP         414                          Simon       65.2





* Within 10 mile radius

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                                                                   AMERICA TRUST

PORTFOLIO PRODUCTIVITY
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SPECIALTY STORE TURNOVER PER SQUARE FOOT*


[EDGAR REPRESENTATION OF CHART]


Taubman         456
Rouse           405
Simon           391
WFA             379
GGP             351


* 31 December 2001 (Westfield America data is pre. Jacobs and RNA)


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                                                                   AMERICA TRUST

TAUBMAN'S OWNERSHIP STRUCTURE
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ECONOMIC OWNERSHIP*                                     VOTING POWER*





[GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

[GRAPHIC REPRESENTS ECONOMIC                  [GRAPHIC REPRESENTS THE VOTING
OWNERSHIP OF TAUBMAN CENTERS,                 POWER IN TAUBMAN CENTERS, INC. BY
INC. AND TAUBMAN REALTY GROUP                 NON-TAUBMAN FAMILY HOLDERS OF
LIMITED PARTNERSHIP, SHOWING                  COMMON SHARES (61%), NON-TAUBMAN
(I) THE OWNERSHIP BY PUBLIC                   FAMILY HOLDERS OF SERIES B
SHAREHOLDERS OF 99% OF THE                    PREFERRED SHARES (8%) AND TAUBMAN
SHARES OF TAUBMAN CENTERS, INC.               FAMILY HOLDERS OF SERIES B
AND OWNERSHIP BY THE TAUBMAN                  PREFERRED SHARES AND COMMON
FAMILY OF 1% OF TAUBMAN                       SHARES (31%).]
CENTERS, INC. AND (II) THE
OWNERSHIP BY TAUBMAN CENTERS,
INC. OF A 62% INTEREST IN
TAUBMAN REALTY GROUP LIMITED
PARTNERSHIP, THE OWNERSHIP BY
THE TAUBMAN FAMILY OF A 31%
INTEREST IN THE TAUBMAN REALTY
GROUP LIMITED PARTNERSHIP AND
THE 7% OWNERSHIP OF OTHER
LIMITED PARTNERS IN THE TAUBMAN
REALTY GROUP LIMITED PARTNERS.]


T Family: R Taubman, W Taubman, A Taubman and related entities

TRG:      Taubman Realty Group Limited Partnership

TCO:      Taubman Centers, Inc.


* Summary of the Economic and Voting ownership of Taubman which is the subject of Simon's legal challenge

**   Issuance of Series B Preferred Shares is the subject of a legal challenge.

*** In addition T Family has voting power over 2.4 million Common Shares and Series B Preferred Shares pursuant to proxies, giving them an additional 2.9%.

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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST
CONDITIONS TO OFFER
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o    Minimum condition that two- thirds of voting power of Taubman tender into the offer

o    Removal of impediments to the offer

     -    Taubman charter amended to remove share ownership limitations

o    General customary conditions

     -    No material adverse change in Taubman business

     -    No material change in market conditions

     -    No extraordinary actions taken by Taubman Board



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                                                                   AMERICA TRUST

TAUBMAN'S CAPITAL STRUCTURE
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
o  Taubman (NYSE: TCO) Common Shares          52.2m     US$ 20/share     US$ 1.04 bn

o  Taubman Operating Partnership*             31.8m                      US$ 0.64 bn

o  Perpetual Preferred Stock and units*                                  US$ 0.30 bn
                                                                         -----------
                                                                         US$ 1.98 bn


o  Debt    avg term of 5.09 years     avg rate of 5.79%                  US$ 2.02 bn
                                                                         -----------


o  Total Capitalisation                                                  US$ 4.00 bn


* Not the subject of offer.


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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST

FUNDING
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o    Westfield America's 50% of the tender offer for currently outstanding
     Taubman shares equates to US$ 522 million*

o    Westfield America's ultimate funding requirement is dependent on

     -    ultimate allocation between Simon and Westfield America


     - outcome of any future negotiations with the Taubman family and other holders of operating partnership units

     -    timing

o    Westfield America's initial participation is supported by a loan facility


* Assumes no conversion of Operating Partnership units.



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                                                                [WESTFIELD LOGO]

                                                                   AMERICA TRUST
SUMMARY
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o    Westfield America to join Simon in offer for Taubman


o    Offer increased to US$ 20 per share

o Opportunity for Westfield America to acquire interest in high quality portfolio

o    If successful, expected to be accretive to earnings per unit

o    Expectation that Taubman shareholders will support offer




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